SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 1997

                                 Honeywell Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                   1-971                  41-0415010
 ----------------         ----------------        --------------------
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)            Identification No.)
  incorporation)

                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:    (612) 951-1000

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.
          ------------

     On March 17, 1997, the Supreme Court of the United States granted Honeywell's petition for certiorari in the patent/tort case and vacated the July 3, 1996 decision of the United States Court of Appeals for the Federal Circuit which had overruled the trial court's rulings of patent invalidity, unenforceability and non-infringement; found Honeywell liable under Litton's state tort claims; and granted Honeywell certain intervening patent rights and a new trial on damages for all claims. The case is being remanded to the Federal Circuit for reconsideration in light of the Supreme Court's recent decision in the Warner-Jenkinson v. Hilton Davis case which refined the law concerning patent infringement under the doctrine of equivalents. On March 21, 1997 Litton filed a notice of appeal of Judge Pfaelzer's recent decision denying Litton's request for a permanent injunction against Honeywell infringement in the case. At a hearing held March 31, 1997, on intervening rights, Judge Pfaelzer indicated that the patent/tort damages retrial will not commence as scheduled on May 6, 1997 because the trial court will lose jurisdiction while these appellate matters are before the Federal Circuit. The appellate briefing and argument schedule has not yet been established, and a final decision by the Federal Circuit is not expected for several months.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HONEYWELL INC.

                                        By: /s/ Edward D. Grayson
                                            -------------------------
                                              Edward D. Grayson
                                              Vice President and
                                              General Counsel

Date: April 7, 1997